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                                                               EXHIBIT (11)(B)

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 72 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) on behalf of Eaton Vance National Municipals Fund of our report dated November 7, 1997, relating to EV Marathon National Municipals Fund and of our report dated November 7, 1997, relating to National Municipals Portfolio, which reports are included in the Annual Report to Shareholders for the year ended September 30, 1997 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.


                                                     /s/ Deloitte & Touche LLP
                                                         DELOITTE & TOUCHE LLP

January 23, 1998
Boston, Massachusetts